UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

  FORM 8-K

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2020 (February 24, 2020)

PDC Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37419	95-2636730
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification Number)

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 860-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDCE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 24, 2020, PDC Energy, Inc. (the “Company”) received notice from Mr. Jeffrey C. Swoveland, a member of the Company’s Board of Directors (the “Board”), of his decision to not stand for re-election as a director at the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Swoveland is a Class I director whose current term expires at the Annual Meeting. As such, at the Annual Meeting, the Board will be decreased from nine to eight members. Following the Annual Meeting and at the request of the Board, Mr. Swoveland has agreed to serve a one-year term as a non-voting Director Emeritus of the Company in order to ensure a successful transition. Mr. Swoveland’s decision to not stand for re-election was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01. Regulation FD Disclosure.

Effective February 20, 2020, Mr. Swoveland stepped down as Non-Executive Chairman of the Board and was replaced by current director, Mr. Mark E. Ellis. The Board concluded that Mr. Ellis is qualified to serve as Non-Executive Chairman of the Board because of his extensive operational expertise and public company executive experience and his ability to provide strategic leadership and management oversight.

At the Annual Meeting, the Company will seek shareholder approval to amend its Certificate of Incorporation to declassify the Board. If the proposal to declassify the Board is approved by the holders of a majority of the outstanding shares of the Company’s common stock, all eight of the Company’s directors at that time will seek re-election at the Annual Meeting to serve one-year terms. If the proposal to declassify the Board is not approved by the shareholders, the two Class I director nominees will seek re-election at the Annual Meeting.

During the week of March 2, 2020, certain Company directors and members of the senior management team will meet with investors to discuss, among other things, these governance changes and the Company’s 2020 compensation program. Presentation materials will be made available on the Company’s website prior to the investor meetings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2020	PDC ENERGY, INC.
	By:	/s/ Nicole Martinet
	Name:	Nicole Martinet
	Title:	General Counsel, Senior Vice President and Corporate Secretary